UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021

BTRS HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38947	83-3780685
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1009 Lenox Drive, Suite 101 Lawrenceville, New Jersey	08648
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (609) 235-1010
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class 1 Common Stock, par value $0.0001 per share	BTRS	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Class 1 Common Stock at an exercise price of $11.50 per share	BTRSW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on November 18, 2021, BTRS Holdings Inc., a Delaware corporation (the “Company”), announced the commencement of (i) its offer to each holder of its outstanding warrants, each whole warrant exercisable for one share of Class 1 Common Stock, par value $0.0001 per share (“Common Stock”), of the Company, at an exercise price of $11.50 per share (the “Warrants”), the opportunity to receive 0.30 shares of Common Stock in exchange for each Warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”), and (ii) the solicitation of consents (the “Consent Solicitation”) from holders of the Warrants to amend the Warrant Agreement, dated as of June 19, 2019, by and between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agent”), which governs all of the Warrants (the “Warrant Agreement”). Pursuant to the terms of the Warrant Agreement, all except certain specified modifications or amendments require the vote or written consent of holders of at least 50% of the Warrants. As previously disclosed, parties representing approximately 56.44% of the Warrants agreed to tender their Warrants in the Offer and to consent to the amendment to the Warrant Agreement (the “Warrant Amendment”) in the Consent Solicitation, pursuant to a tender and support agreement.

The Offer and Consent Solicitation expired one minute after 11:59 p.m., Eastern Standard Time, on December 16, 2021. The Company has been advised that 12,391,408 Warrants (including 30,171 Warrants tendered through guaranteed delivery), or approximately 99.2% of the outstanding Warrants, were validly tendered and not validly withdrawn prior to the expiration of the Offer and Consent Solicitation, and therefore such Warrants consented to the Warrant Amendment. The Company expects to accept all validly tendered Warrants for exchange and settlement on or before December 21, 2021. Because consents were received from holders of more than 50% of the Company’s Warrants, the Warrant Amendment was approved.

Accordingly, on December 17, 2021, the Company and the Warrant Agent entered into the Warrant Amendment, which permits the Company to require that each Warrant that is outstanding upon the closing of the Offer be converted into 0.27 shares of Common Stock, which is a ratio 10% less than the exchange ratio applicable to the Offer.  Pursuant to the Warrant Amendment, the Company has the right to require the exchange of not less than all of the Warrants at any time while such Warrants are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the registered holders of the outstanding Warrants at least fifteen days prior to the date of exchange fixed by the Company. The Company will exercise its right to exchange all remaining outstanding Warrants for shares of Common Stock in accordance with the terms of the Warrant Amendment, and has fixed December 31, 2021 as the exchange date.

The foregoing description of the Warrant Amendment is qualified in its entirety by reference to the Warrant Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.03	Material Modifications to Rights of Security Holders.

Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.07.

Item 8.01	Other Events.

On December 17, 2021, the Company issued a press release announcing the final results of the Offer and Consent Solicitation and also the Company’s entry into the Warrant Amendment. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Warrant Agreement, dated December 17, 2021, by and between the Company and Continental Stock Transfer & Trust Company.
99.1	Press Release, dated December 17, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2021	BTRS HOLDINGS INC.

	By:	/s/ Mark Shifke
Name: Mark Shifke
Title: Chief Financial Officer